                                                                         EX-99.j

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Auditors" and to the use of our report on The Brinson Funds (comprising Global Balanced Fund (formerly Global Fund), Global Equity Fund, Global Technology Fund, Global Biotech Fund, Global Bond Fund, U.S. Balanced Fund, U.S. Equity Fund, U.S. Large Cap Equity Fund, U.S. Large Cap Growth Fund, U.S. Small Cap Growth Fund, U.S. Bond Fund, High Yield Fund and International Equity Fund (formerly Global (Ex-U.S.) Equity Fund)) dated
August 3, 2001 in the Registration Statement (Form N-1A) and their incorporation by reference in the related Prospectus and Statement of Additional Information, filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 36 to the Registration Statement under the Securities Act of 1933 (Registration No. 33-47287) and in this Amendment No. 37 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-6637).

/s/ ERNST & YOUNG LLP

New York, New York

October 25, 2001